UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2010

ThermoGenesis Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Citrus Rd., Rancho Cordova, California		95742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	916-858-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2010, ThermoGenesis Corp. (the "Company") filed with the Secretary of State of Delaware a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ThermoGenesis Corp. to give effect to a 1 for 4 reverse stock split (the "Reverse Split"). The Reverse Split will take effect at the close of business on August 26, 2010. As a result of the Reverse Split, beginning on August 27, 2010 the Company's symbol will remain the same but will have a "D" appended to the symbol and will be listed with the symbol "KOOLD" for 20 trading days.

Item 9.01 Financial Statements and Exhibits.

3.a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ThermoGenesis Corp. effective on August 26, 2010 at 5:00 pm Eastern Standard Time.

99.1 Press release dated August 26, 2010, titled "ThermoGenesis Announces Reverse Split Effective on NASDAQ Capital Market August 27, 2010".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoGenesis Corp.

August 26, 2010	By:	/s/ Matthew T. Plavan

Name: Matthew T. Plavan
Title: CFO & EVP, Business Development

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Exhibit Index

Exhibit No.	Description

3.a	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ThermoGenesis Corp. effective on August 26, 2010 at 5:00 pm Eastern Standard Time.
99.1	Press release dated August 26, 2010, titled "ThermoGenesis Announces Reverse Stock Split Effective on NASDAQ Capital Market August 27, 2010".